                           SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant     [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Materials Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           IRVINE SENSORS CORPORATION
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          IRVINE SENSORS CORPORATION


                       3001 Redhill Avenue, Building III
                         Costa Mesa, California 92626


                                                                January 31, 2000

To the StockHolders of Irvine Sensors Corporation:

     The Annual Meeting of Stockholders of Irvine Sensors Corporation will be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Tuesday, February 29, 2000, at 2:00 p.m., California time.

     The Annual Report for fiscal 1999 is enclosed herewith. At the stockholders' meeting, we will discuss in more detail the subjects covered in the Annual Report as well as other matters of interest to stockholders.

     The enclosed proxy statement explains the items of business to come formally before the Annual Meeting. As a stockholder, it is in your best interest to express your views regarding these matters by signing and returning your proxy. This will ensure the voting of your shares if you do not attend the Annual Meeting.

     Your vote is important regardless of the number of shares of the Company's Stock you own, and all stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting, please mark, sign, date and mail the enclosed proxy promptly in the return envelope provided, which requires no postage if mailed in the united states. The giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.


                                        Sincerely yours,

                                        /s/ James Alexiou

                                        James Alexiou
                                        Chairman of the Board

                          IRVINE SENSORS CORPORATION

         Notice of Annual Meeting of Stockholders - February 29, 2000

TO THE STOCKHOLDERS OF IRVINE SENSORS CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Irvine Sensors Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, February 29, 2000 at 2:00 p.m., California time, at The Center Club, 650 Town Center Drive, Costa Mesa, California for the following purposes:

     1.   To elect directors to serve for the ensuing year.

     2. To amend the Company's Certificate of Incorporation to increase the authorized number of shares of the Company's common stock from 40,000,000 to 60,000,000.

     3. To ratify the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending October 1, 2000.

     4. To transact such other business as may properly come before the Meeting or any postponement(s) or adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on December 27, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, in order to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

                                         By Order of The Board of Directors


                                         /s/ Joanne S. Carson

                                         Joanne S. Carson,
                                         Secretary

Costa Mesa, California
January 31, 2000

                          IRVINE SENSORS CORPORATION

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

                        SOLICITATION AND VOTING RIGHTS

General

     The enclosed proxy is solicited by and on behalf of Irvine Sensors Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, February 29, 2000 at 2:00 p.m., California time, or at any postponements or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Center Club, 650 Town Center Drive, Costa Mesa, California. All expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners, will be paid by the Company. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, telegram or personal call. These proxy solicitation materials were mailed on or about January 31, 2000, together with the Company's 1999 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

     The Company's principal executive offices are located at 3001 Redhill Avenue, Building III, Costa Mesa, California 92626 and its telephone number is
(714) 549-8211.

Voting of Securities

     Irvine Sensors Corporation is a corporation existing and organized under the laws of the State of Delaware. The Company's Board of Directors has fixed the close of business on December 27, 1999 as the record date (the "Record Date") for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. The Company has authorized two classes of voting securities: Common Stock (40,000,000 shares authorized) and Preferred Stock (500,000 shares authorized). As of the Record Date, there are 36,075,400 shares of Common Stock outstanding, 6,400 shares of Series B Preferred Stock outstanding, 3,500 shares of Series C Preferred Stock outstanding and 2,400 shares of Series D Preferred Stock outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the Annual Meeting.

     On each matter that may come before the Annual Meeting, each stockholder is entitled to one vote for each share of Common Stock and that number of shares of Common Stock into which the Series B Preferred Stock and Series C Preferred Stock, as the case may be, are currently convertible. The Series B and C Preferred convert into 50 shares of Common Stock for each share of Preferred and the Series D Preferred convert into 100 shares of Common Stock for each share of Preferred; however, holders of Series D Preferred Stock are not entitled to vote on any matters being brought before this meeting. As a class, the Preferred Stock is entitled to 495,000 votes on each matter to come before the Annual Meeting; however, in all matters to come before the Annual Meeting, the Common Stock and the Series B and C Preferred Stock will vote together as a single class. Abstentions and broker-non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and therefore will have the effect of a negative vote. Broker-non-votes are not counted for purposes of determining whether a proposal has been approved.

     Under the Company's Certificate of Incorporation, cumulative voting is permitted in the election of directors. Under cumulative voting rules, every stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more candidates than are provided for by the By-laws at the time of voting. However, no stockholder will be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any stockholder has given notice, at the Annual Meeting and prior to the commencement of voting, of such stockholder's intention to cumulate his votes. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker "non-votes."

Revocability of Proxies

     At the Annual Meeting, valid proxies will be voted as specified by the stockholder. Any stockholder giving a proxy in the accompanying form retains the power to revoke it at any time prior to the exercise of the powers conferred in the proxy and may do so by taking any of the following actions: (i) delivering written notice to the Secretary of the Company, (ii) delivering to the Secretary of the Company a duly executed proxy bearing a later date or (iii) personally attending the Annual Meeting and revoking the proxy. A stockholder's attendance at the Annual Meeting will not revoke the stockholder's proxy unless the stockholder affirmatively indicates at the Annual Meeting the intention to vote the stockholder's shares in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote in person at the Annual Meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder's name.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's Annual Meeting to be held in 2001 must be received by the Company no later than September 23, 2000, in order for them to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. It is recommended that stockholders submitting proposals direct them to the Secretary of the Company and utilize certified mail-return receipt requested in order to provide proof of timely receipt.
No such proposals were received with respect to the Annual Meeting scheduled for February 29, 2000.


                                PROPOSAL NO. 1
                     NOMINATION AND ELECTION OF DIRECTORS
Nominees

     Although the By-laws provide for a board of ten directors, the Company proposes that a board of nine directors be elected at the Annual Meeting. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. The Board has the power between meetings of stockholders to elect directors to fill vacancies thus created, and the Board is presently seeking candidates to fill the existing vacancy. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them FOR the Company's nine nominees named below, all of whom are presently directors of the Company elected by the stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting or any postponements or adjournments thereof, the Proxies will be voted for any substitute nominee who shall be designated by the Proxy holders or Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the Proxy holders intend to vote all Proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the Proxy holders. Accordingly, the Company seeks discretionary authority to cumulate votes. It is not expected that any nominee will be unable or will decline to serve as director.

Required Vote

     Directors are elected by a plurality of the votes present and in person or represented by proxy and entitled to vote on the proposal. Votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. A broker-non-vote will not be treated as entitled to vote on this matter.

       The Board recommends voting "FOR" the nine nominees listed below.

     The names of the Company's nominees for director, their ages as of February 29, 2000 and certain information about them, are set forth below:

  Name                           Age         Position with Company/Principal Occupation
  ----                           ---         ------------------------------------------

  James Alexiou(1)(2)             67         Chairman of the Board

  James D. Evert                  57         President, Chief Executive Officer and a Director

  John C. Carson                  61         Senior Vice President, Chief Technical Officer and a Director

  Joanne S. Carson                61         Director and Secretary

  Marc Dumont(1)                  56         Director

  Walter Garrigan(2)              73         Director

  Frank P. Ragano(1)              71         Director

  Wolfgang Seidel(1)              57         Director

  Vincent F. Sollitto, Jr.(2)     51         Director

--------------------
(1)  Member of Compensation Committee.
(2)  Member of Audit Committee.


     Mr. Alexiou is a co-founder of the Company and has served as Chairman of the Board and a director since its inception in 1974. He also served as the Company's President from 1974 until September 1992 and its Chief Executive Officer from 1974 until he retired from this position in September 1994. He was subsequently re-elected to the positions of President and Chief Executive Officer in October 1996 but resigned those positions in January 1997. Mr. Alexiou also serves as Chairman of the Board of MicroSensors, Inc. ("MSI") and Novalog, Inc. ("Novalog"), subsidiaries of the Company in which the Company is the majority stockholder (since October 1997 and 1996, respectively). Since August 1998 Mr. Alexiou has also been a director of Silicon Film Technologies, Inc. ("Silicon Film"), another subsidiary of the Company in which the Company is the majority stockholder. Mr. Alexiou holds a B.S. in business management and an M.A. in economics from Boston University.

     Mr. Evert has been President, Chief Executive Officer and a director of the Company since February 1997. He also serves in those capacities for Novalog since February 1997 and as a director of MSI since October 1997 and as a director of Silicon Film since August 1998. Prior to joining the Company, Mr. Evert was an independent management consultant. In that role from December 1993 until January 1995, he assisted Fujitsu Microelectronics, Inc. in the formation of a graphics product subsidiary and subsequently served as Vice-President of that unit from January 1995 to February 1996. Mr. Evert is a graduate of Syracuse University with a B.S. degree in Electrical Engineering.

     Mr. Carson is a co-founder of the Company and has served as a Senior Vice President since the Company's inception in 1974 and a director since April 1982. He was elected Chief Technical Officer in February 1997. Mr. Carson also serves as a director of MSI (since October 1997). Mr. Carson has been awarded 15 patents for smart sensors, 3D packaging and single processing architectures, including neural networks. Mr. Carson holds a B S. in Physics from the Massachusetts Institute of Technology.

     Mrs. Carson has been a director of the Company since its inception and became the Company's Secretary in December 1981. Mrs. Carson holds a degree in Business from the Chandler School for Woman.

     Mr. Dumont became a director of the Company in April 1994. Mr. Dumont has been an international consultant and investment banker for more than five years. Mr. Dumont is also on the Board of Directors of Novalog since October 1996. From January 1981 to March 1995, Mr. Dumont was President of PSA International S.A., a PSA Peugeot Citroen Group company. Mr. Dumont is a graduate of the University of Louvain, Belgium with degrees in Electrical Engineering and Applied Economics and holds an MBA from the University of Chicago.

     Mr. Garrigan served as a director of the Company from February 1989 until he retired in 1994. He was re-elected to the Board in February 1997. Mr. Garrigan is a retired investment banker and financial consultant. Mr. Garrigan holds AB and Juris Doctor degrees from Rutgers University and is a member of the Bar of the District of Columbia.

     General Ragano became a director of the Company in June 1985. General Ragano has been Chairman since July 1999 and a Director since November 1997 of SkyLynk Communications, Inc., a wireless communications company. From December 1988 until November 1998, General Ragano was Chairman and Chief Executive Officer of CMS, Inc., a manufacturer of defense munitions. General Ragano is also on the Board of Directors of MSI (since October 1997). General Ragano holds a B.S. degree from Duquesne University and an MBA from Syracuse University.

     Mr. Sollitto has been a director of the Company since October 1997. He is Chief Executive Officer of Photon Dynamics, Inc., a position he has held since June 1996. Prior to joining Photon Dynamics, Mr. Sollitto was with Fujitsu Microelectronics, Inc. from September 1993 to February 1996 as General Manager of its Business Unit Operations. A graduate of Tufts College, Mr. Sollitto holds a B.S. degree in Electrical Engineering.

     Directors and officers are elected on an annual basis. The term of each director expires at the Company's next annual meeting of stockholders or at such time as his or her successor is duly elected and qualified. Officers serve at the discretion of the Board of Directors.

     There are no family relationships between any director, executive officer or other key personnel and any other director, executive officer or other key personnel of the Company, other than between John C. Carson and Joanne S. Carson, who are husband and wife.

Compensation of Directors

     Directors who are employees of the Company are not separately compensated for their services as directors or as members of committees of the Board of Directors. During fiscal 1999, directors who were not employees of the Company received $2,000 for each board meeting attended and were reimbursed for reasonable travel and other expenses. No compensation is paid for attendance at meetings of the committees of the Board of Directors.

Board Meetings and Committees

     The Board of Directors held a total of four meetings during the fiscal year ended October 3, 1999. No director attended fewer than 75% of the meetings of the Board of Directors or committees of which he or she was a member during the fiscal year ended October 3, 1999.

     The Audit Committee of the Board of Directors met twice during the fiscal year ended October 3, 1999. This Committee reviews the independence of the Company's independent certified public accountants, recommends the engagement and discharge of independent accountants and reviews accounting policies, internal accounting controls and results of audit engagements. During fiscal 1999, neither the Board of Directors nor the Company's independent certified public accountants raised any issues with respect to matters which required formal review.

     The Compensation Committee of the Board of Directors met four times during the fiscal year ended October 3, 1999. This Committee makes recommendations to the Board of Directors as to the salaries of officers, administers the Company's executive bonus programs and recommends to the Board the award of stock options to key employees, officers and directors.

     The Company does not have a nominating committee or any committee performing the functions of a nominating committee.

Executive Officers

     The names of the Company's executive officers who are not also directors of the Company and certain information about each of them are set forth below:

     Mr. John J. Stuart, age 60, joined the Company in January 1983 as its Manager of Special Projects and Communications, became the Company's Chief Financial Officer and Treasurer in July 1985, a Vice President in June 1995 and Senior Vice President in November 1998. He relinquished the position of Treasurer in February 1995. Effective November 1998, Mr. Stuart re-assumed the position of Treasurer in addition to his other responsibilities. Mr. Stuart is also a member of the Board of Directors and is Vice President of Finance and Chief Financial Officer of both Novalog (since October 1995) and MSI (since October 1997). He was also Chief Financial Officer of Silicon Film from its organization in August 1998 until May 1999. Mr. Stuart holds a B.S. in Industrial Management from the Massachusetts Institute of Technology.

     Mr. Floyd Eide, age 62, joined the Company in August 1997 as Vice President and General Manager - MicroElectronics Products Division. From November 1987 to August 1997, Mr. Eide was Chief Operating Officer and Vice President, Engineering of Dense-Pac Microsystems Inc. He is a graduate of Fairleigh Dickenson University with a M.S. in Solid State Physics and a B.S. in Physics.

                                PROPOSAL NO. 2
             AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
         THE AUTHORIZED NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK

     The Board of Directors has recommended and declared advisable the adoption of a resolution to amend the Certificate of Incorporation of the Company to increase the number of shares of Common Stock, $0.01 par value, that the Company is authorized to issue from 40,000,000 shares to 60,000,000 shares, $0.01 par value, and other terms applicable to the existing Common Stock (the "Share Increase Amendment").

     If adopted, the first paragraph of Article IV of the Certificate of Incorporation will be amended to read substantially in the form set forth in Appendix A hereto. If changes are required in the Share Increase Amendment by the Delaware Secretary of State, the officers of the Company shall be authorized, by the approval given by the stockholders for the Share Increase Amendment, to make any such necessary changes in the language of the Amendment as required by the Delaware Secretary of State.

     Under the present Certificate of Incorporation, the total number of shares of all classes of capital stock that the Company has authority to issue is 40,500,000 shares, divided into 500,000 shares of Preferred Stock, $0.01 par value and 40,000,000 shares of Common Stock, $0.01 par value.

     On the Record Date, there were 36,075,400 shares of Common Stock issued and outstanding and an aggregate of 3,593,800 shares were reserved for issuance upon conversion of convertible securities, and upon exercise of outstanding warrants, stock options and other employee benefit plans.

     Therefore, on the Record Date 330,800 shares of Common Stock were unreserved. If the proposed Share Increase Amendment is approved, in the aggregate there will be 20,330,800 shares of Common Stock available for issuance, of which the Company intends to reserve 1,000,000 shares to retire royalty obligations and purchase patent rights pursuant to a License Agreement and an approximate 3,750,000 shares to consummate a contingent financing subscribed for in December 1999. The number of shares of authorized Preferred Stock will not be changed by the proposed Share Increase Amendment.

     The Board of Directors believes that it is desirable to have a sufficient number of additional shares of Common Stock available, as the occasion may arise, for possible future financing and acquisition transactions, stock dividends or splits, stock issuances pursuant to employee benefit plans and other proper corporate purposes. Having such additional shares available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense and delay of a special stockholders meeting. In addition, this proposal would give the Board greater flexibility in responding to unsolicited takeover attempts. If the Board were to oppose such a takeover attempt, it could (within the limits imposed by applicable law and any applicable rules of any stock exchange on which the Company's Common Stock may then be listed) issue shares of authorized and unissued Common Stock in one or more transactions or it could issue authorized and unissued shares of Preferred Stock with terms, provisions and rights that would make a takeover of the Company more difficult and, therefore, less likely. Any such issuance of additional stock could be used to dilute the stock ownership of persons seeking to obtain control of the Company. The additional shares of Common Stock would be available for issuance without further action by the stockholders of the Company, unless such action is required by applicable law or under the rules of any stock exchange on which the Company's Common Stock may then be listed.

     The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of the shares of Common Stock currently authorized and outstanding. The Company's stockholders do not have preemptive rights to purchase additional shares of Common or Preferred Stock when issued.

     The effective date of the proposed Share Increase Amendment will be the date upon which the required filing is made in the Office of the Delaware Secretary of State. If the Share Increase Amendment is approved by the stockholders, such filing will be made as soon thereafter as practicable.

Required Vote

     The approval of the Share Increase Amendment requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting.

     The Board of Directors recommends a vote for the approval of the proposed Share Increase Amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 40,000,000 to 60,000,000 shares. The effect of an abstention is the same as that of a vote against the approval of the Share Increase Amendment. Unless marked to the contrary, proxies received will be voted FOR approval of the Share Increase Amendment.

                                PROPOSAL NO. 3
            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the accounting firm of Grant Thornton LLP to serve as the Company's independent accountants for the fiscal year ending October 1, 2000. A representative of Grant Thornton LLP is expected to attend the Annual Meeting and will be available to respond to stockholders' questions or make a statement if he desires to do so.

     Accounting services provided by Grant Thornton LLP in fiscal 1999 included the examination of the Company's consolidated financial statements for the fiscal year ended October 3, 1999, the review of quarterly consolidated financial statements and various other filings with the Securities and Exchange Commission.

Required Vote

     The affirmative vote of the holders of a majority of the voting shares represented and voting at the Annual Meeting is required to approve the ratification of appointment of Grant Thornton LLP as the Company's independent accountants for the fiscal year ending October 1, 2000. Unless marked to the contrary, proxies received will be voted FOR the ratification of appointment of Grant Thornton LLP.

     The Board of Directors of the Company recommends a vote "FOR" the ratification of appointment of Grant Thornton LLP as the Company's independent accountants for the fiscal year ending October 1, 2000.

                               OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth as of December 27, 1999, the number and percentage of Common and Preferred Stock owned by (i) persons known by the Company to beneficially own more than 5% of an outstanding class of voting securities, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. The Company knows of no arrangements that will result in a change in control subsequent to the date hereof. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown, subject to community property laws, where applicable.


                   Amount and Nature of Beneficial Ownership

                                                   Sole Voting      Shared Voting                   Percent
                                  Title of        or Investment     or Investment     Aggregate        of
Name                                Class             Power           Power(1)         Amount       Class(2)
---                             -------------  ------------------  ---------------  -------------  ----------
FundSelect E                    Common               3,393,544                  -       3,393,544       9.20%
4, rue Alphonse Weicker
L-2721 Luxembourg-Kirchberg


James Alexiou                   Common                 296,035(6)       2,408,523(3)    2,704,558       7.33%
3001 Redhill Ave.,              Preferred                    -              9,899           9,899     100.00%
Costa Mesa, California

James D. Evert                  Common                 445,220(9)       2,408,523(3)    2,853,743       7.74%
3001 Redhill Ave.,              Preferred                    -              9,899           9,899     100.00%
Costa Mesa, California

John C. Carson (4)              Common                  92,955(10)      2,408,523(3)    2,501,478       6.78%
3001 Redhill Ave.,              Preferred                    -              9,899           9,899     100.00%
Costa Mesa, California

Joanne S. Carson (4)            Common                 224,876(11)              -         224,876           (7)

Marc Dumont                     Common                 148,998(5)               -         148,998           (7)

Walter Garrigan                 Common                   9,490(12)              -           9,490           (7)

Frank P. Ragano                 Common                  77,501(8)               -          77,501           (7)

Wolfgang Seidel                 Common                 214,500                  -         214,500           (7)

Vincent F. Sollitto, Jr.        Common                  25,666(13)              -          25,666           (7)

John J. Stuart, Jr.             Common                 357,266(10)      2,408,523(3)    2,765,789       7.50%
3001 Redhill Ave.,              Preferred                    -              9,899           9,899     100.00%
Costa Mesa, California

All directors and
executive officers              Common               1,892,507(14)      2,408,523(3)    4,301,030      11.66%
as a group (10 persons)         Preferred                    -              9,899           9,899     100.00%

____________________
(1) Such shares of Common and Series B and Series C Preferred Stock are held by the Company's Stock Bonus Plan; the named individual shares the power to vote and dispose of such shares.
(2) Percentages have been calculated based upon the number of outstanding shares on December 28, 1998 plus Common Stock deemed outstanding at such date pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

(3) Includes 1,913,572 shares of Common Stock and 494,964 shares issuable upon conversion of Series B and Series C Preferred Stock, all of which are held by the Company's Stock Bonus Plan, by virtue of the named individual's shared power to vote and dispose of such shares.
(4) The amounts and percentages for each of John C. Carson and Joanne S. Carson, who are husband and wife, exclude amounts held by the other spouse as separate property.
(5) Includes 114,998 shares issuable upon exercise of currently exercisable common stock options.
(6) Includes 81,666 shares issuable upon exercise of currently exercisable common stock options.
(7)  Less than 1%.
(8) Includes 31,666 shares issuable upon exercise of currently exercisable common stock options.
(9) Includes 399,998 shares issuable upon exercise of currently exercisable common stock options.
(10) Includes 92,666 shares issuable upon exercise of currently exercisable common stock options.
(11) Includes 26,666 shares issuable upon exercise of currently exercisable common stock options.
(12) Includes 5,000 shares issuable upon exercise of currently exercisable common stock options.
(13) Includes 21,666 shares issuable upon exercise of currently exercisable common stock options.
(14) Includes 866,992 shares issuable upon exercise of currently exercisable common stock options - which represents the sum of all such shares issuable upon exercise of options held by all officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a class of the Company's equity securities registered under the Exchange Act, to file with the Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of this information, including written representations that no other reports were required, the Company believes that during the fiscal year ended October 3, 1999, each of the Company's executive officers, directors and holders of ten percent or more of the Company's Common Stock timely filed all reports required to be filed pursuant to Section 16(a) of the Exchange Act.

                             EXECUTIVE COMPENSATION

Compensation of Executive Officers

     For fiscal years ended October 3, 1999, September 27, 1998 and September 28, 1997, the compensation awarded or paid to, or earned by the Company's Chief Executive Officer, and each of the three other executive officers of the Company whose annual salary and bonus exceeded $100,000 in fiscal 1999 (the "Named Executive Officers"), is shown in the following table:


                           Summary Compensation Table

                                                                              Long Term Compensation
                                         Annual Compensation                 Awards            Payouts
                                         -------------------           ---------------------   -----------
                                                             Other
  Name                                                      Annual     Restricted
  and                                                      Compen-          Stock   Options/    All Other
 Principal                    Fiscal                        sation         Awards       SARs    Compensa-
 Position(s)                    Year  Salary($)  Bonus($)   ($)(1)      ($)   (1)        (#)    tions($)(2)
------------                  ------  ---------  --------  --------    ----------  ---------    -----------
James D. Evert                  1999    200,000    47,760     3,030             -          -         18,390
President and Chief             1998    200,000    57,700     1,400             -    200,000         15,970
Executive Officer               1997     92,290    40,000         -         7,500    300,000          8,770


John C. Carson                  1999    151,528     7,170     4,730             -     30,000         18,390
Senior Vice President           1998    146,500    14,170     3,230             -     50,000         25,120
                                1997    146,500         -     3,870             -    100,000         14,260

John J. Stuart, Jr.             1999    135,100    16,770     4,910             -     30,000         18,330
Vice President, Treasurer       1998    120,000    15,520     7,550             -     50,000         12,660
Chief Financial Officer         1997    120,000         -     5,090             -    100,000         11,890

Floyd L. Eide                   1999    120,000     5,230     1,110             -     69,800         13,950
Vice President                  1998    120,000    18,920         -             -          -         15,970
                                1997     13,850         -         -             -    100,000            950

___________________________
(1) As permitted by the rules promulgated by the SEC, no amounts are shown for "perquisites," where such amounts for the Named Executive Officers do not exceed the lesser of 10% of the sum of such executive bonus salary or $50,000.
(2) Amounts in this column represent the value of shares contributed to the named individual's account in the Employee Stock Bonus Plan. See "Employee Stock Bonus Plan".


Employment Agreements

     The Company had no employment agreements with any of its executive officers during the fiscal year ended October 3, 1999 and has not entered into any such agreements in the current fiscal year.

Option Grants

     The following table sets forth certain information regarding grants of stock options made during the fiscal ended October 3, 1999 to the Named Executive Officers. No stock appreciation rights ("SARs") were granted during fiscal 1999.

                    Options Granted During Last Fiscal Year

                                               Individual Grants        Potential Realizable
                         ----------------------------------------------
                                                                                                   Value at Assumed
                           Number of          % of Total                                         Annual Rates of Stock
                           Securities          Options                                           Price Appreciation for
                           Underlying         Granted to       Exercise or                           Option Term(3)
                           Options           Employees in      Base Price     Expiration         ----------------------
Name                       Granted(1)       Fiscal Year(2)     ($/Share)          Date           5%($)          10% ($)
----                     ------------       --------------   -------------   -------------       -----          -------
James D. Evert                    -                -                -                    -           -                -

John C. Carson               30,000              4.5%            1.36           11/05/2002       8,100           17,300

Floyd Eide                   69,800             10.4%            1.35           03/30/2003      50,200           59,400

John J. Stuart, Jr.          30,000              4.5%            1.36           11/05/2002       8,100           17,300

________________________
(1) Options granted become exercisable at the rate of 33% annually over a three-year period after one year from the date of grant.
(2) Based on an aggregate of 673,800 options granted under the Company's option plans in the fiscal year ended October 3, 1999.
(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option vesting period and the date on which the options are exercised.

Option Exercises During Last Fiscal Year and Fiscal Year-End Values

     The following table contains information relating to the exercise of stock options granted under the 1991 and 1995 Stock Option Plans by the Named Executive Officers in fiscal 1999, as well as the number and value of their unexercised options as of October 3, 1999.

              Aggregated Option Exercises During Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                              Number of
                                                        Securities Underlying               Value of Unexercised
                                                         Unexercised Options                In-the-Money Options
                       Shares           Value         at Fiscal Year End(#)(2)          at Fiscal Year End($)(3)
                      Acquired on     Realized      -----------------------------      -----------------------------
Name                  Exercise(#)      ($)(1)       Exercisable    Unexercisable       Exercisable    Unexercisable
----                  -----------     --------      -----------   ---------------      -----------   ---------------
James D. Evert                  -            -          175,000           325,000           11,025             1,735

John C. Carson                  -            -           82,666            97,334           39,874            27,684

Floyd Eide                 33,333       18,366           73,133           113,334           28,157            22,442

John J. Stuart, Jr              -            -           82,666            97,334           39,874            27,684

____________________________
(1) Represents the fair market value of the Company's Common Stock on the date of exercise (based on the closing sales price reported on the Nasdaq SmallCap Market or the actual sales price if the shares were sold by the optionee), less the exercise price, and does not necessarily indicate that the shares were sold by the optionee.
(2) Includes both in-the-money and out-of-the money options.

(3) Fair market value of the Company's Common Stock on the last trading day of fiscal 1998 ($1.56 per share), less the applicable exercise prices, multiplied by the number of options.

Employee Stock Bonus Plan

     All of the Company's employees are eligible to participate in the Employee Stock Bonus Plan, which has been established by the Company in lieu of a retirement plan. Employees are enrolled in the plan as of the day following the date on which the employee completes at least one hour of work. In order to share in the Company's contribution to the Plan in any Plan year, an employee must have worked a minimum of 1,000 hours during the Plan year, and be employed by the Company at the end of the Plan year. To date, the Plan has been funded only with previously unissued shares of the Company's Common and Preferred stock; thus the Company has not incurred any cash expense in connection therewith. The Plan's assets are allocated annually to the participating employees' accounts in the respective ratios that each participating employee's compensation bears to the total compensation of participating employees. An employee's participation in the Plan terminates on his retirement, disability or death, at which time the employee will receive that portion of his account which has vested. Generally, an employee's account vests at a rate of 20% per year after completing three years of employment and is 100% vested after seven years of employment. All executive officers named in the Summary Compensation Table participate in the Company's Employee Stock Bonus Plan. In the fiscal years ended October 3, 1999, September 27, 1998 and September 28, 1997 the Company contributed 330,000, 333,300 and 347,600 shares of Common Stock, respectively, to the Plan, valued at $500,209, $500,000 and $445,500, respectively, as of the date of contribution.

     The value of contributions to the accounts of the Named Executive Officers for the fiscal year ended October 3, 1999 has been included in "All Other Compensation" in the Summary Compensation Table.

     The Company maintains an Executive Compensation Retirement Plan wherein certain executives may receive compensation based on a combination of age, length of service and a percentage of average salary during the 36 months preceding their retirement date. Mr. Alexiou was eligible to receive such compensation in fiscal 1998.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended October 3, 1999, Messrs. Alexiou, Dumont, Ragano and Seidel served as members of the Compensation Committee. During fiscal 1999, all of the members of the Compensation Committee were non-employee directors. None of the Company's executive officers has, during fiscal 1999, served on the Board of Directors or the compensation committee of any other entity, any of whose officers served either on the Board of Directors or the Compensation Committee of the Company.


Compensation Committee Report/1/


-------------------------

     /1/ This Report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

     The Company's executive compensation philosophy is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that in large part reward individual contributions as well as including a component that recognizes overall corporate performance. In addition, long-term equity compensation is awarded to align the interests of management and stockholders. The Company provides executive officers (and key employees) of the Company with a substantial economic interest in the long-term appreciation of the Company's stock through the grant of stock options and participation in the Employee Stock Bonus Plan, subject to vesting restrictions.

     To further these objectives, the compensation program for executive officers generally consists of four components: (i) base cash salaries, (ii) annual cash bonus plans (iii) stock options, and (iv) employee retirement plan. Total compensation paid by the Company to its executive officers is designed to be competitive with the compensation packages paid to the management of comparable companies in the electronic manufacturing industry. The Committee generally evaluates corporate and individual performance based on factors such as achieving profitability, increasing stockholders' value and continued growth. As a result, a significant component of the evaluation involves a subjective assessment of qualitative factors. Moreover, the Committee does not base its considerations on any single performance factor, nor does it specifically assign relative weight to factors, but rather considers a mix of factors and evaluates the Company and individual performance against that mix.

Base Salaries

     The Committee approves salary changes for executive officers in accordance with the salary administrative policy. Salary adjustments are generally made following the end of the fiscal year. The salary administrative policy is a long-standing one that is periodically reviewed by the Committee. The policy reflects both performance objectives and accomplishments and competitive salary data of other Companies. Adjustments to base salaries are recommended on the basis of these factors.

Cash Bonuses

     Cash bonuses are awarded based on the achievement of corporate and individual goals recommended by the Chief Executive Officer and approved by the Compensation Committee and Board of Directors, as well as the financial condition and prospects for the Company. Under the bonus plan applicable to executive officers, award levels range from zero to 50% of base salaries. For the fiscal 1999 year, which ended October 3, 1999 Mr. Evert earned a bonus of $47,760. See "- Chief Executive Officer Compensation." Other executive officers earned bonuses for the fiscal 1999 year as follows: Mr. Carson earned a bonus of $7,170, Mr. Stuart earned a bonus of $16,770, and Mr. Eide earned a bonus of $5,230.

Stock Options

     Long-term equity incentives are granted to executive officers and other selected employees from time to time on a discretionary basis. Options are typically granted with an exercise price equal to the Common Stock's market value on the date of grant, and generally become incrementally exercisable after one year of continued employment following the grant date and expire three years thereafter. Options are granted based upon recommendations of management as to the grantees, number of options that should be granted and other terms. Options are granted to key employees, including the executive officers, based on current performance, anticipated future contribution based on that performance and ability to impact corporate and/or business results. During fiscal 1999, options to purchase 129,800 shares of common stock were granted to executive officers.

Employee Retirement Plan

     The Company maintains an employee retirement plan which provides for annual contributions to the Company's Stock Bonus Trust on behalf of the employees, including executives. At the discretion of the Compensation Committee, contributions not to exceed 15% of total payroll are made in the Company's Common Stock at market value. Individual employees gain a vested interest over a seven-year period of service.

Chief Executive Officer Compensation

     The Company's policy is to compensate its officers, including the Chief Executive Officer, with salary commensurate with the base compensation paid by competitive employers, supplemented by compensation in recognition of performance. In January 1997, Mr. James D. Evert was hired as President, Chief Executive Officer and a member of the Board of Directors. Mr. Evert's compensation package for fiscal 1999, included a base salary of $200,000. Mr. Evert is also eligible to receive a supplemental package allowing for the possibility of bonuses up to 50% of salary based on financial, operational and strategic objectives for the Company. The Committee based this compensation package on an assessment of various factors related to the Company and specifically to Mr. Evert. For fiscal 1999, the Committee established targets with respect to revenue, results, cash flow and various specific product development and bookings objectives for the measurement of Mr. Evert's performance. Upon review of his performance against these objectives, the Committee authorized payment of a bonus of $47,760 for fiscal 1999, or 24 percent of his base salary. As in previous years, in making its compensation decisions, the Committee also took into consideration executive compensation information from other companies in the industry, including industry surveys, publicly available information and reports from compensation consulting firms.

     Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1,000,000 of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Code. The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1,000,000. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

                                Compensation Committee of the Board of Directors
                                         James Alexiou
                                         Marc Dumont
                                         General Frank Ragano
                                         Wolfgang Seidel

Stock Performance Graph

     The following graph compares the cumulative stockholder returns on the Company's Common Stock, Nasdaq and the Commercial Physical Research Group Index. The graph covers the five-year period from October 2, 1994 through October 3, 1999, the end of the Company's last completed fiscal year, and assumes a $100 investment was made on October 2, 1994. Each of the three measures of cumulative total return assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future performance.



                                    [Graph]



Assumes $100 invested on October 2, 1994 in Irvine Sensors Corporation Common Stock, Nasdaq index and Commercial Physical Research Group. Total return assumes reinvestment of dividends.

                                    10/2/94     10/1/95     9/29/96     9/28/97     9/27/98     10/3/99
                                   --------    --------    ---------   --------    --------    --------
            Irvine Sensors Corp    $    121    $    152    $     42    $     21    $     30    $     21
            Nasdaq                 $    106    $    128    $    150    $    204    $    212    $    144
            Peer Group/(1)/        $     74    $    117    $    111    $    133    $    107    $    324

            /(1)/ The Peer Group Index is based on the Commercial Physical
                  Research Group.

Certain Transactions

     In April 1980, the Company entered into an agreement with R & D Leasing Ltd. ("RDL"), a limited partnership in which the Company's Chairman of the Board and a Senior Vice-President are general partners with beneficial interests, to develop certain processes and technology related to chip stacking. The Company has exclusively licensed this technology from RDL. The Company's exclusive rights to the technology extend to all uses, both government and commercial. Since entering into the licensing agreement, the Company has accrued royalty obligations to RDL at the rate of 3.5 percent of all Company sales of chip stacks using the licensed technology. In addition, RDL is entitled to receive an amount equal to 7 percent of all royalties earned by the Company from sales of any such products by the Company's sublicensees, although to date, no such sublicensee royalty income has been earned.

     In October 1989, RDL agreed to defer its royalty claims and subordinate them with respect to all other creditors in exchange for options to purchase up to 1,000,000 shares of the Company's Common Stock, which are exercisable by applying the deferred royalties to the purchase. The 1,000,000 options are exercisable at $1.00 each until April 2000. If RDL exercises its option in whole or in part, title to RDL's technology would transfer to the Company and all further royalty obligations would cease. If the option expires unexercised, the subordination provisions would terminate and the accrued royalties would be due and payable in the same manner as any other corporate obligation. As of October 3, 1999, the Company had accrued $1,000,000 in deferred royalties pursuant to this agreement. Due to the RDL subordination, royalties accrued, but none were paid by the Company during fiscal years 1999, 1998 and 1997.

     In February 1998, the Company and F. L. Eide ("Eide") a Vice President of the Company, agreed to an assignment of patent and intellectual rights (the "Assignment"). As part of his employment agreement, Eide assigned to the Company all rights and interests to five U.S. Provisional Patent applications owned by him. In consideration for this Assignment, Eide will receive a 1 percent royalty on the gross sales revenues of any products incorporating elements of the assigned technology for the lifetime of any patents resulting from the Provisional Patent Applications.

     In October 1997, the Company entered a License Agreement with Itzhak Sapir. Pursuant to which Sapir granted a royalty bearing exclusive, worldwide license under various U.S. and foreign patents owned by Sapir relating to digital photographic products, principally a product which allows an unmodified 35mm SLR camera to capture digital images. In connection with a Technology Assignment Agreement, Silicon Film acquired all of the Company's rights under the License Agreement, and Sapir entered into an agreement with Silicon Film to such effect. In February 1999, Sapir became a senior mechanical engineer at Silicon Film. Effective March 26, 1999, Silicon Film issued Sapir a warrant (which vested in full upon issuance) to purchase 275,000 share of Silicon Film's common stock at a price of $1.00 per share in exchange for a reduction in Silicon Film's royalty obligation to Sapir under the License Agreement from their original levels to 1.5% of all EFS sales.

     During fiscal 1998, the Company entered into a sale and licensing of intellectual property rights agreement covering the Company's Electronic Film System ("EFS") to Advanced Technology Products, LLC ("ATPL"). The Company's Senior Vice President and Chief Technical Officer, John C. Carson, serves as Managing Member of ATPL. The Company was the successor to the licensed rights and future royalty obligations under this agreement until September 1998, when the Company granted Silicon Film a license to use the technology and intellectual property rights of the Company that are necessary to Silicon Film's business. Silicon Film has agreed to prospectively grant, upon the Company's request, a license to the Company to access Silicon Film's technology and intellectual property rights when necessary for the Company to participate in government contracts. In September 1998, another agreement was consummated with ATPL under which the future royalty obligation was reduced in consideration for the issuance of 1,222,125 shares of Silicon Film common stock. No value was recorded by Silicon Film as a result of this transaction due to the uncertainty related to valuing either the consideration given or received in this exchange.

Relationships with Independent Accountants

     On October 1, 1998, the Company dismissed PricewaterhouseCoopers LLP as its independent accountants effective as of the Company's fiscal year ended September 27, 1998. The Company's Audit Committee participated in and approved the decision to change independent accountants.

     The report of PricewaterhouseCoopers LLP on the financial statements for the 1997 fiscal year contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audit for the 1997 fiscal year and through October 1, 1998 there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such fiscal year. During fiscal year 1997 and through October 1, 1998, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v).

     On October 1, 1998, the Company selected Grant Thornton LLP to act as its independent accountants effective as of the Company's fiscal year ended September 27, 1998. During fiscal year 1997 and through October 1, 1998, the Company had not consulted Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, or a written report provided to the Company or advice provided that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.



                                 OTHER MATTERS


     The Company currently knows of no other matters to be submitted at the Annual Meeting other than those described herein. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy card to vote the shares they represent in accordance with their respective best judgments.


                                         By Order of The Board of Directors

                                         /s/ Joanne S. Carson

                                         Joanne S. Carson
                                         Secretary



Costa Mesa, California
January 31, 2000

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended October 3, 1999 is available without charge upon written request to Investor Relations, Irvine Sensors Corporation, 3001 Redhill Avenue, Building III, Costa Mesa, California 92626. The Company's Annual Report on Form 10-K, as well as certain other reports, proxy statements and other information regarding the Company, is available on the Securities and Exchange Commission's Web site (http://www.sec.gov).

                                                                      APPENDIX A



                           PROPOSED AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                          IRVINE SENSORS CORPORATION



                                PROPOSAL NO. 2


The first paragraph of Article IV of the Certificate of Incorporation is amended to read as follows:

     "The corporation is authorized to issue two classes of capital stock, designated Common Stock (hereinafter referred to as "Common Stock") and Preferred Stock (hereinafter referred to as "Preferred Stock"). The amount of capital stock of the corporation is 60,500,00, consisting of 500,000 shares of Preferred Stock, $0.01 par value, and 60,000,000 shares of Common Stock. $0.01 par value."

  THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. ADDITIONALLY, THE COMPANY IS GRANTED DISCRETIONARY AUTHORITY TO CUMULATE VOTES.

1. Election of Directors: James Alexiou, Marc Dumont, John C. Carson, James D. Evert, Joanne S. Carson, Frank P. Ragano, Walter Garrigan, Vincent F. Sollitto, Jr, Wolfgang Scidel.
                               FOR          WITHHELD FOR ALL
                               [_]               [_]

WITHHELD FOR: (Write that nominee's name in the space provided below).

_______________________________________________________________________________


2. To amend the Company's Certificate of Incorporation to increase the number of shares of the Company's Common Stock from 40,000,000 to 60,000,000.
                               FOR          AGAINST         ABSTAIN
                               [_]            [_]             [_]

3. To ratify the appointment of Grant Thornton LLP as the Company's independent accountants.
                               FOR          AGAINST         ABSTAIN
                               [_]            [_]             [_]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
                               FOR          AGAINST         ABSTAIN
                               [_]            [_]             [_]

ANY ONE OF SUCH ATTORNEYS-IN-FACT OR SUBSTITUTES AS SHALL BE PRESENT AND SHALL ACT AT SAID MEETING OR ANY ADJOURNMENT(S) THEREOF SHALL HAVE AND MAY EXERCISE ALL POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER.


                           I PLAN TO ATTEND MEETING     [_]

                            COMMENTS/ADDRESS CHANGE
                       PLEASE MARK THIS BOX IF YOU HAVE
                      WRITTEN COMMENTS/ADDRESS CHANGE ON
                               THE REVERSE SIDE         [_]


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



SIGNATURE(S)___________________________________________      DATED______________

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          IRVINE SENSORS CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS-FEBRUARY 29, 2000

     The undersigned stockholder of Irvine Sensors Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated January 31, 2000 and Annual Report to Stockholders for the fiscal year ended October 3, 1999, and hereby appoints James Alexiou and John C. Carson, and each of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Irvine Sensors Corporation (the "Company") to be held on February 29, 2000 at 2:00 p.m., California time, at The Center Club, 650 Town Center Drive, Costa Mesa, California, and at any adjournment or adjournments thereof, and to vote all shares of Common and Preferred Stock to which the undersigned would be entitled, if then and there personally present, on the matters set forth:


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COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE



                                      (Continued and to be signed on other side)



                           + FOLD AND DETACH HERE +